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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2002

STAR Telecommunications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22581 (Commission File Number)	77-0362681 (I.R.S. Employer Identification No.)

223 East De La Guerra, Santa Barbara, California (Address of principal executive offices)		93101 (Zip Code)

Registrant's telephone number, including area code (805) 899-1962

N/A
(Former name or former address, if changed since last report.)

Item 3.    Bankruptcy or Receivership.

        On July 31, 2002, the United States Bankruptcy Court for the District of Delaware entered an order confirming the First Amended Plan of Liquidation of the Debtor and the Official Committee of Unsecured Creditors for STAR Telecommunications, Inc. The Bankruptcy Court approved all of the terms and provisions of the plan. The plan provides for the transfer of all assets to a liquidating trust and the proceeds from the liquidation of these assets will be distributed to STAR's creditors. When the plan becomes effective, STAR shall be deemed dissolved pursuant to the Delaware General Corporation Law in effect or other applicable state laws.

        The above description is qualified by reference to the plan and the order, which are filed as exhibits to this report and are incorporated herein by reference. Also attached as Exhibit 99.1 is the press release issued by STAR, dated August 8, 2002, which is hereby incorporated by reference herein.

        The Company has 67,784,985 shares of common stock issued and outstanding as of the date of this report. No shares of the Company have been or will be reserved for future issuance in respect of claims and interests filed and allowed under the Plan.

        As of June 30, 2002, STAR's total assets were $367,973,871 and its total liabilities were $303,112,052.

Item 7.    Financial Statements and Exhibits.

  (c)
  Exhibits.

Exhibit	Description of Exhibit
2.1	First Amended Plan of Liquidation of the Debtor and the Official Committee of Unsecured Creditors.
2.2	Order Confirming First Amended Plan of Liquidation of the Debtor and the Official Committee of Unsecured Creditors Pursuant to Chapter 11 of the United States Bankruptcy Code.
99.1	Press Release, dated August 8, 2002.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR TELECOMMUNICATIONS, INC.
Dated: August 8, 2002	By:	/s/ GORDON HUTCHINS, JR. Gordon Hutchins, Jr. Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
2.1	First Amended Plan of Liquidation of the Debtor and the Official Committee of Unsecured Creditors.
2.2	Order Confirming First Amended Plan of Liquidation of the Debtor and the Official Committee of Unsecured Creditors Pursuant to Chapter 11 of the United States Bankruptcy Code.
99.1	Press Release, dated August 8, 2002.

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  Item 3. Bankruptcy or Receivership.
  Item 7. Financial Statements and Exhibits.
Signatures
EXHIBIT INDEX